                                                                   EXHIBIT 10.16


                               PRECEDENT AGREEMENT

                          CORNERSTONE EXPANSION PROJECT


         THIS PRECEDENT AGREEMENT ("Precedent Agreement") is entered into this 16th day of April, 2002, by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION ("Transco"), a Delaware corporation, and UNITED CITIES GAS COMPANY, A DIVISION OF ATMOS ENERGY CORPORATION, ("Shipper"), a Texas and Virginia corporation. Transco and Shipper are sometimes referred to individually as "Party" and jointly as "Parties."

                                   WITNESSETH:

         WHEREAS, Shipper desires firm transportation service under Transco's proposed Cornerstone Expansion Project ("Cornerstone") for 6,000 dekatherms of gas per day ("dt/d") ("Contract Quantity") on Transco's mainline from the receipt point(s) specified in Exhibit A hereto to the delivery point(s) specified in Exhibit B hereto; and

         WHEREAS, subject to the terms and conditions of this Precedent Agreement, Transco is willing to provide such firm transportation service for Shipper under Cornerstone pursuant to the terms of this Precedent Agreement and the Service Agreement (as hereinafter defined) commencing as soon as all rights and regulatory approvals are received and accepted by Transco and all of the necessary facilities are constructed and ready for service, as further set forth herein below.

         NOW THEREFORE, in consideration of the mutual covenants herein assumed, Transco and Shipper hereby agree as follows:

         1. Rights and Approvals. Following the execution by Transco and Shipper of this Precedent Agreement, Transco shall seek such contract rights, property rights, financing arrangements and regulatory approvals, including, without limitation, the requisite authorizations from the Federal Energy Regulatory Commission ("FERC"), including recourse rates based on a straight-fixed-variable ("SFV") rate design methodology and an incremental cost of service, as may be necessary to provide firm transportation service for Shipper of the Contract Quantity from point(s) of receipt set forth in Exhibit A hereto to point(s) of delivery set forth in Exhibit B hereto, and to construct the facilities necessary to provide such firm transportation service. Transco reserves the right to file and prosecute applications for any required authorizations, any supplements or amendments thereto (including the right at any time to withdraw any application for required authorizations or not to accept such authorizations), and, if necessary, court review, in such manner as it deems to be in its best interest.

         Shipper agrees to cooperate with and support Transco in obtaining the necessary regulatory approvals for Cornerstone and to provide Transco with any necessary information reasonably requested in order to obtain contract rights, property rights, financing arrangements and/or regulatory approvals. In that regard, Shipper shall file with the FERC in support of Transco's application filed pursuant to Section 7(c) of the Natural Gas Act for a certificate of public convenience and necessity authorizing Cornerstone ("FERC Authorization"). In addition, if the FERC determines that information relating to Shipper's markets, gas supply or upstream or downstream transportation or storage arrangements is required from Transco, Shipper shall provide Transco with such information in a timely manner to enable Transco to respond within the time required by the FERC. If any such information provided by Shipper is commercially sensitive or confidential, Transco will request that the FERC treat such information as privileged and confidential and place such information in a nonpublic file.

         2. Service Agreement. Within thirty (30) days (or within such shorter time frame as may be required for timely commencement of construction of Cornerstone) after Transco's receipt and acceptance of the FERC Authorization in a form and substance satisfactory to Transco in its sole opinion, Transco and Shipper shall execute and deliver a service agreement under Transco's Rate Schedule FT ("Service Agreement") substantially in the form attached as Exhibit C hereto; provided, however, that the Parties shall not be obligated to execute the Service Agreement if this Precedent Agreement shall have been previously terminated in accordance with Paragraph 5 below. The Service Agreement shall provide for the firm transportation by Transco for Shipper of the Contract Quantity from the point(s) of receipt set forth in Exhibit A hereto to the point(s) of delivery set forth in Exhibit B hereto. Notwithstanding the Parties' execution of the Service Agreement, Transco's obligation to provide firm transportation service to Shipper is expressly made subject to Transco's receipt and acceptance of any remaining necessary contract rights, property rights, financing arrangements and regulatory approvals in a form and substance satisfactory to Transco in its sole opinion and Transco's completion of construction and placement into service of Transco's facilities necessary to provide service to Shipper under Cornerstone.

         3. Rates. For the firm transportation service under the Service Agreement, Shipper shall pay the stated maximum reservation rate for Cornerstone services under Transco's Rate Schedule FT, as amended from time to time, plus all applicable commodity charges, reservation and commodity surcharges and fuel applicable under Transco's Rate Schedule FT, as amended from time to time, for firm transportation service under Cornerstone, unless otherwise agreed to by the Parties.

         4. Service and Reservation Charge Commencement; Term of Service. The firm transportation service for Shipper under Cornerstone and Shipper's obligation to pay Transco reservation charges for such service shall commence on the later of: (i) May 1, 2004; or (ii) the date on which Transco's facilities necessary to deliver natural gas to Shipper under the Service Agreement have been constructed and are ready for service as determined in Transco's sole opinion. Such firm transportation service shall continue for a primary term of fifteen (15) years from the date that the firm transportation service commences, and year-to-year thereafter subject to termination after such primary term by either Party upon one (1) year prior written notice to the other Party, unless otherwise agreed to by the Parties. Notwithstanding anything contained herein to the contrary, in the event the Georgia Public Utility Commission disallows a fifteen (15) year term, Transco and Shipper shall amend this Precedent Agreement to reflect a primary term of no less than ten (10) years at a higher rate to be determined by Transco. Such firm transportation service shall then continue for a primary term often (10) years from the date that the firm transportation service commences, and (i) year-to-year thereafter subject to termination after such primary term by either Party upon one (1) year prior written notice to the other Party, unless otherwise agreed to by the Parties or (ii) Shipper shall have the right to extend the primary term for an additional five (5) year term upon a minimum of one (1) year prior written notice to Transco before the end of the ten (10) year term, and year-to-year thereafter subject to termination after such primary term by either Party upon one (1) year prior written notice to the other Party, unless otherwise agreed to by the Parties..

         5. Termination of Agreements. This Precedent Agreement shall become effective upon execution by both Transco and Shipper, and shall remain in effect unless terminated as hereinafter provided. Transco has the right to terminate this Agreement if Transco has not received the necessary approvals by its Board of Directors, which approvals are expected to be obtained by no later than May 16,2002.Transco will provide written notice to Shipper under this Paragraph 5 by no later than May 23, 2002, if it intends to terminate this Agreement because the necessary approvals have not been obtained. If Transco has not received and accepted the necessary FERC Authorizations on or before April 1, 2004, then at any time thereafter until Transco receives and accepts such FERC Authorizations, either Party shall have the right to terminate this Precedent Agreement by giving thirty (30) days advance written notice to the other Party; provided, however, that such termination shall not be effective if during the 30-day period Transco receives and accepts the necessary FERC Authorizations. Further, if as a result of orders or actions taken by the Georgia Public Service Commission, Shipper concludes, in Shipper's sole opinion, reasonably exercised, that Shipper will not be able to include the firm transportation service cost from Cornerstone as part of its capacity supply contracts, the Shipper may terminate this Precedent Agreement by giving twenty-four (24) hours advance written notice to Transco; provided that such right to terminate must be exercised on or before May 31, 2002. Additionally, if Transco has not commenced the firm transportation service contemplated herein to Shipper on or before May 1, 2005, either Party shall have the right to terminate this Precedent Agreement and the Service Agreement by giving twenty-four (24) hours advance written notice to the other Party; provided that such right must be exercised on or before May 15, 2005, or else such right shall be waived. Furthermore, Transco shall have the right to terminate this Precedent Agreement immediately upon written notice to Shipper if (i) Shipper, in Transco's reasonable judgment, fails to demonstrate creditworthiness, and (ii) Shipper fails to provide adequate security as determined by Transco. Except as otherwise provided herein or unless otherwise agreed to by the Parties, termination of this Precedent Agreement in accordance with the terms of this Paragraph 5 shall be without liability for costs or expenses to the terminating Party or its partners, shareholders, officers, employees or agents.

         6. Construction. After both Parties' execution of the Service Agreement pursuant to Paragraph 1 above and Transco's receipt and acceptance of all other necessary contract rights, property rights, financing arrangements and regulatory approvals in a form and substance satisfactory to Transco in its sole opinion, reasonably exercised, Transco shall proceed with the construction of the Cornerstone facilities so as to begin firm transportation service for Shipper by a proposed in-service date of May 1, 2004. If Transco is unable to complete such construction and place such facilities into operation by such proposed in-service date despite its exercise of due diligence, Transco shall provide notice thereof to Shipper, with such notice including the revised projected in-service date, and shall continue to proceed with due diligence to complete such construction, place such facilities in operation and commence service for Shipper at the earliest practicable date thereafter. Transco shall not be liable in any manner to Shipper, nor shall this Precedent Agreement or the Service Agreement be subject to termination other than in accordance with the termination rights set forth in Paragraph 5 above, if for any reason Transco is unable to complete the construction of such facilities and commence firm transportation service contemplated herein by the proposed in-service date.

         7. Prepayment Refund. Transco and Shipper agree that any prepayment submitted by Shipper for service under Cornerstone plus any interest that accrues on the prepayment amount (any interest on the prepayment amount calculated hereunder shall be at the interest rate set forth in the billing and payment provisions of the General Terms and Conditions of Transco's FERC Gas Tariff) prior to the in-service date of the project will be applied to Shipper's reservation charges due for the first month of firm transportation service under the project. In the event that service commences on a date other than the first day of the month, the reservation charge will be prorated and the prepayment plus accrued interest will be applied to such prorated reservation charge. In the event either Party terminates this Precedent Agreement pursuant to Paragraph 5 above, other than termination by Transco due to Shipper's failure to demonstrate creditworthiness and failure to provide adequate security, Transco shall promptly refund Shipper's prepayment plus accrued interest.

         8. Remedies. Shipper recognizes that Transco will be required to incur material expenses to construct the Cornerstone facilities by a proposed in-service date of May 1, 2004. In the event that Shipper fails to perform its obligations under this Precedent Agreement or terminates this Precedent Agreement in a manner inconsistent with Paragraph 5 above, or in the event that Transco terminates this Precedent Agreement due to Shipper failing to demonstrate creditworthiness and failing to provide adequate security pursuant to Paragraph 6 above, Transco shall have the right to retain Shipper's prepayment (plus accrued interest) made in accordance with Shipper's request for firm transportation service under Cornerstone and to seek any other legal remedies available to Transco.

         9. Notices. Any notices hereunder shall be in writing and shall be addressed as follows:

         If to Shipper:
         United Cities Gas Company,
         A division of Atmos Energy Corporation
         P. 0. Box 650205
         (5430 LBJ Freeway, Suite 160, 75240)
         Dallas, TX 75265-0205
         Facsimile: 972-855-3773
         Attention: Contract Administration

         If to Transco:
         Transcontinental Gas Pipe Line Corporation
         P. 0. Box 1396
         (2800 Post Oak Boulevard 77056)
         Houston, Texas 77251-1396
         Facsimile: 713-215-2549
         Attention: Vice President - Planning and Development

Notices may be given by hand, electronic transmission, mail or courier. Notices shall be deemed given upon the date the notice is sent. Either party may change its address or facsimile number for notices hereunder by providing written notice of such change to the other party.

         10. Assignment. Either Party may, without the prior consent of the other Party, pledge, mortgage or assign its rights hereunder to any entity as security for its indebtedness, provided that such entity meets the non-assigning Party's creditworthiness requirements; otherwise, any assignment of this Precedent Agreement or any of the rights and obligations hereunder shall be void and of no force or effect unless the assigning Party first obtains the consent thereto in writing of the other Party. With respect to the foregoing sentence, Shipper and Transco hereby agree to execute and deliver to any pledgee or mortgagee of the other Party upon written request by such Party as soon as reasonably practicable a consent to assignment to the extent such consent does not alter any of the terms and conditions of this Precedent Agreement. Any assignment hereof shall be subject to the receipt and acceptance by Transco of any necessary regulatory or governmental authorizations. This Precedent Agreement shall be binding upon and shall inure to the benefit of the respective authorized successors and assigns.

         11. Governing Law. This Precedent Agreement and any actions, claims, demands or settlements hereunder shall be governed by and construed in accordance with the laws of the State of Texas, excluding, however, any "conflicts of laws" rules or principles which might require the application of the laws of another jurisdiction.

         12. Third Persons. Except as expressly provided in this Precedent Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person not a Party hereto any rights, remedies or obligations under or by reason of this Precedent Agreement.

         13. Laws and Regulatory Bodies. This Precedent Agreement and the obligations of the Parties hereunder are subject to all applicable laws, rules, orders and regulations of governmental authorities having jurisdiction and, in the event of conflict, such laws, rules, orders and regulations of governmental authorities having jurisdiction shall control.

         14. Captions. The titles to each of the paragraphs in this Precedent Agreement are included for convenience of reference only and shall have no effect on, or be deemed as part of the text of, this Precedent Agreement.

         15. Severability. Any provision of this Precedent Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of that provision in any other jurisdiction.

         16. Waiver. No waiver by either Party of any default by the other Party in the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner release the other Party from, performance of any other provision, condition or requirement herein, nor shall such waiver be deemed to be a waiver of, or in any manner release the other Party from, future performance of the same provision, condition or requirement. Any delay or omission of either Party to exercise any right hereunder shall not impair the exercise of any such right, or any like right, accruing to it thereafter.

         17. Further Assurances. Each Party agrees to execute and deliver all such other and additional instruments and documents and to do such other acts as may be reasonably necessary to effectuate the terms and provisions of this Precedent Agreement.

         18. Joint Preparation. The terms, conditions and provisions of this Precedent Agreement shall be considered as prepared through the joint efforts of the Parties and shall not be construed against either Party as a result of the preparation or drafting thereof.

          IN WITNESS WHEREOF, duly authorized representatives of the Parties have executed this Precedent Agreement as of the date first above written.

                                       TRANSCONTINENTAL GAS PIPE LINE
                                                CORPORATION


                                       BY:         /s/ JAMES C. MOORE
                                           -------------------------------------
                                           James C. Moore
                                           Vice President
                                           Planning and Development



                                       UNITED CITIES GAS COMPANY,
                                       A DIVISION OF ATMOS ENERGY CORPORATION

                                       By:         /s/ Gordon J. Roy
                                           -------------------------------------
                                           Gordon J. Roy, Vice President

                                    EXHIBIT A


                                                      MAXIMUM DAILY QUANTITY
                                                      AT EACH RECEIPT POINT
              RECEIPT POINT                                  (dt/day)(1)
              -------------                           ----------------------
1) Point of interconnection between Transco's
mainline system and Destin Pipeline
at milepost 756.860 in Clarke County, MS                        3,000

2) Transco's Compressor Station 65
at the existing point of interconnection
between Transco's southeast Louisiana
lateral and Transco's mainline in
St. Helena Parish, LA                                           3,000

----------

(1) These quantities do not include the additional quantities of gas to be retained by Transco for compressor fuel and line loss make-up. Therefore, Shipper also shall deliver or cause to be delivered at the receipt points such additional quantities of gas to be retained by Transco for compressor fuel and line loss make-up.

                                    EXHIBIT B


                                                MAXIMUM DAILY QUANTITY AT EACH
            DELIVERY POINT                          DELIVERY POINT (dt/day)
            --------------                      ------------------------------
United Cities Gainesville Meter Station
located at milepost 1096.57 on Transco's
main transmission line in Oconee County, GA                  6,000

                                    EXHIBIT C





                                SERVICE AGREEMENT

                                     Between


                   TRANSCONTINENTAL GAS PIPE LINE CORPORATION

                                       and

                                      Buyer

Transcontinental Gas Pipe Line Corporation           Third Revised Sheet No. 436
FERC Gas Tariff                                                      Superseding
Third Revised Volume No. 1                                        Second Revised


                            FORM OF SERVICE AGREEMENT
                    (For Use Under Sellers Rate Schedule FT)


         THIS AGREEMENT entered into this ___________ day of __________________, _____________ (year), by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation, hereinafter referred to as "Seller," first party, and _____________________________________________, hereinafter referred to as
"Buyer," second party,

                                   WITNESSETH


      WHEREAS,

      NOW, THEREFORE, Seller and Buyer agree as follows:


                                   ARTICLE I
                           GAS TRANSPORTATION SERVICE

      1. Subject to the terms and provisions of this agreement and of Seller's Rate Schedule PT, Buyer agrees to deliver or cause to be delivered to Seller gas for transportation and Seller agrees to receive, transport and redeliver natural gas to Buyer or for the account of Buyer, on a firm basis, up to a Transportation Contract Quantity ("TCQ") of _______________________ dt per day.

      2. Transportation service rendered hereunder shall not be subject to curtailment or interruption except as provided in Section 11 of the General Terms and Conditions of Seller's FERC Gas Tariff.


                                   ARTICLE II
                               POINT(S) OF RECEIPT

      Buyer shall deliver or cause to be delivered gas at the point(s) of receipt hereunder at a pressure sufficient to allow the gas to enter Seller's pipeline system at the varying pressures that may exist in such system from time to time; provided, however, the pressure of the gas delivered or caused to be delivered by Buyer shall not exceed the maximum operating pressure(s) of Seller's pipeline system at such point(s) of receipt. In the event the maximum operating pressure(s) of Seller's pipeline system, at the point(s) of receipt hereunder, is from time to time increased or decreased, then the maximum allowable pressure(s) of the gas delivered or caused to be delivered by Buyer to Seller at the point(s) of receipt shall be correspondingly increased or decreased upon written notification of Seller to Buyer. The point(s) of receipt for natural gas received for transportation pursuant to this agreement shall be:

      See Exhibit A, attached hereto, for points of receipt.


                                   ARTICLE III
                              POINT(S) OF DELIVERY

      Seller shall redeliver to Buyer or for the account of Buyer the gas transported hereunder at the following point(s) of delivery and at a pressure(s) of:

      See Exhibit B, attached hereto, for points of delivery and pressures.


Issued by: Frank J. Ferazzi, Vice President
Issued on: November 21, 1997                        Effective: December 21, 1997

Transcontinental Gas Pipe Line            Substitute Fifth Revised Sheet No. 437
  Corporation                                                        Superseding
FERC Gas Tariff                                      Fifth Revised Sheet No. 437
Third Revised Volume No. 1


                            FORM OF SERVICE AGREEMENT
                    (For Use under Seller's Rate Schedule FT)
                                   (Continued)


                                   ARTICLE IV
                                TERM OF AGREEMENT

         This agreement shall be effective as of _________________________, ___________ (year) and shall remain in force and effect until 9:10 a.m. Central Clock Time ____________________, _______ (year) and thereafter until terminated by Seller or Buyer upon at least _______________________________ written notice; provided, however, this agreement shall terminate immediately and, subject to the receipt of necessary authorizations, if any, Seller may discontinue service hereunder if (a) Buyer, in Seller's reasonable judgment fails to demonstrate credit worthiness, and (b( Buyer fails to provide adequate security in accordance with Section 32 of the General Terms and Conditions of Seller's Volume No. 1 Tariff. As set forth in Section 8 of Article II of Seller's August 7, 1989 revised Stipulation and Agreement in Gocket Nos. RP88-68 etal., (a) pregranted abandonment under Section 284.221(d) of the Commission's Regulations shall not apply to any long term conversions from firm sales service to transportation service under Seller's Rate Schedule FT and (b) Seller shall not exercise its right to terminate this service agreement as it applies to transportation service resulting from conversions from firm sales service so long as Buyer is willing to pay rates no lees favorable than Seller is otherwise able to collect from third parties for such service.


                                    ARTICLE V
                             RATE SCHEDULE AND PRICE

         1. Buyer shall pay Seller for natural gas delivered to Buyer hereunder in accordance with Seller's Rate Schedule FT and the applicable provisions of the General Terms and Conditions of Seller's FERC Gas Tariff as filed with the Federal Energy Regulatory Commission, and as the same may be legally amended or superseded from time to time. Such Rate Schedule and General Terms and Conditions are by this reference made a part hereof. In the event Buyer and Seller mutually agree to a negotiated rate pursuant to the provisions in Section 53 of the General Terms and Conditions and specified term for service hereunder, provisions governing such negotiated rate (including surcharges) and term shall be set forth on Exhibit C to the service agreement.

         2. Seller and Buyer agree that the quantity of gas that Buyer delivers or causes to be delivered to Seller shall include the quantity of gas retained by Seller for applicable compressor fuel, line loss make-up (and injection fuel under Seller's Rate Schedule OSS, if applicable) in providing the transportation service hereunder, which quantity may be changed from time to time and which will be specified in the currently effective Sheet No. 44 of Volume No. 1 of this Tariff which relates to service under this agreement and which is incorporated herein.

         3. In addition to the applicable charges for firm transportation service pursuant to Section 3 of Seller's Rate Schedule FT, Buyer shall reimburse Seller for any and all filing fees incurred as a result of Buyer's request for service under Seller's Rate Schedule FT, to the extent such fees are imposed upon Seller by the Federal Energy Regulatory Commission or any successor governmental authority having jurisdiction.


                                   ARTICLE VI
                                  MISCELLANEOUS

         1. This Agreement supersedes and cancels as of the effective date hereof the following contract(s) between the parties hereto:

         2. No waiver by either party of any one or more defaults by the other in the performance of any provisions of this agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different character.


Issued by: Frank J. Ferazzi, Vice President
Issued on: October 15, 1999                          Effective: November 1, 1999

Transcontinental Gas Pipe Line Corporation                Original Sheet No. 438
FERC Gas Tariff
Third Revised Volume No. 1


                            FORM OF SERVICE AGREEMENT
                    (For Use Under Seller's Rate Schedule FT)
                                   (Continued)


         3. The interpretation and performance of this agreement shall be in accordance with the laws of the State of ________________________ without recourse to the law governing conflict of laws, and to all present and future valid laws with respect to the subject matter, including present and future orders, rules and regulations of duly constituted authorities.

         4. This agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

         5. Notices to either party shall be in writing and shall be considered as duly delivered when mailed to the other party at the following address:

         (a)      If to Seller:
                  Transcontinental Gas Pipe Line Corporation
                  P.0. Box 1388
                  Houston, Texas  77251
                  Attention:

         (b)      If to Buyer:


         Such addresses may be changed from time to time by mailing appropriate notice thereof to the other party by certified or registered mail.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective officers or representatives thereunto duly authorized.

                                       TRANSCONTINENTAL GAS PIPE LINE
                                                CORPORATION
                                                  (Seller)


                                       By
                                          ----------------------------------


                                       -------------------------------------
                                                   (Buyer)


                                       By
                                          ----------------------------------


Issued by: M. D. White, President
Issued on: July 22, 1991                               Effective: August 1, 1991
Filed to comply with order of the Federal Energy
   Regulatory Commission.
Docket No. CP88-391-006, issued June 19, 1991

Transcontinental Gas Pipe Line Corporation    Substitute Original Sheet No. 438A
FERC Gas Tariff
Third Revised Volume No. 1


                            FORM OF SERVICE AGREEMENT
                    (For Use Under Seller's Rate Schedule FT)
                                   (Continued)


                                    Exhibit A



        Point(s) of Receipt



Issued by: R. W. Best, President
Issued on: August 31, 1992                          Effective: September 1, 1992

Transcontinental Gas Pipe Line Corporation    Substitute Original Sheet No. 438B
FERC Gas Tariff
Third Revised Volume No. 1


                            FORM OF SERVICE AGREEMENT
                    (For Use Under Seller's Rate Schedule FT)
                                   (Continued)


                                    Exhibit B



          Points(s) of Delivery



Issued by: R. W. Best, President
Issued on: August 31, 1992                          Effective: September 1, 1992

Transcontinental Gas Pipe Line Corporation               Original Sheet No. 438C
FERC Gas Tariff
Third Revised Volume No. 1


                            FORM OF SERVICE AGREEMENT
                    (For Use Under Seller's Rate Schedule FT)
                                   (Continued)


                                    EXHIBIT C


Specification of Negotiated Rate and Term



Issued by: Frank J. Ferazzi, Vice President
Issued: August 30, 1996                               Effective: October 1, 1996